UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2007

uVuMobile, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(CommissionFile number)	(IRS EmployerIdentification Number)

2160 Satellite Boulevard, Suite 130, Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(678) 417-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See disclosure in Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See disclosure in Item 3.02 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

On December 17, 2007, uVuMobile, Inc. (the “Company”) entered into a definitive agreement (the “Securities Purchase Agreement”) to sell $2,033,423 of its 8% Secured Convertible Debentures (the “Debentures”) to institutional and private investors (collectively, the “Investors” or “Holders”).  The form of the Securities Purchase Agreement is attached hereto as Exhibit 4.1.

The Debentures bear interest at the rate of 8% per annum and mature on December 17, 2009 (the “Maturity Date”).  The Company shall pay interest to the holders of the Debentures quarterly on each of January 1, April 1, July 1, and October 1 of each year prior to the Maturity Date of the Debentures.  The Debentures are also convertible into shares of the Company’s common stock at a conversion price of $0.064 per share, subject to adjustment in accordance with terms of the Debentures, the form of which is attached hereto as Exhibit 4.2.  Any voluntary conversion by the Investors of the Debentures is subject to a Beneficial Ownership Limitation (as defined in the Debentures).  In addition, the Debentures are subject to a forced conversion (the “Forced Conversion”) in all or in part by the Company in the event that the daily volume weighted average stock price of the Company’s common stock for any twenty (20) consecutive trading days exceeds $0.256.  The Debentures are secured by all of the assets of the Company pursuant to a Security Agreement, the form of which is attached hereto as Exhibit 4.6.

In connection with the Debentures, the Company issued to certain investors the Enable Purchaser Warrants and the Forte Purchaser Warrants.  The Enable Purchaser Warrants and the Forte Purchaser Warrants have substantially the same terms and conditions and give the respective Holders the right to purchase a total of 12,500,000 and 7,500,000 shares of the Company’s common stock, respectively, at an exercise price of $0.15 per share for a period of five (5) years.

The Company also issued 664,063 shares, 1,614,062 shares and 1,614,063 shares of its Convertible Preferred Stock, respectively, to William J. Loughman, its Chief Executive Officer, and Michael Criden and Glenn Singer, Directors of the Company, in consideration for the cancellation of debt owed by the Company to each of these individuals.  In connection with the issuance of these shares of Convertible Preferred Stock, the Company also issued warrants to purchase 531,250; 1,291,250; and 1,291,250 shares of the Company's common stock, respectively, to each of Mr. Loughman, Mr. Criden and Mr. Singer. These warrants have an exercise price of $0.15 per share and are exercisable for a period of five (5) years.

The Company is obligated to file a registration statement with the Securities and Exchange Commission within 45 days of December 17, 2007, which registration statement will include the common stock underlying the Debentures.  The registration statement must be declared effective within 120 days from December 17, 2007.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is obligated to register the resale of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants.

The foregoing descriptions of the terms relating to the sale and issuance of the Company’s Debentures and the Warrants are not complete and are qualified in their entirety by reference to the Securities Purchase Agreement, the Debentures, the Enable Purchaser Warrants, the Forte Purchaser Warrants, the Registration Rights Agreement and the Security Agreement, copies of which are filed with this Current Report on Form 8-K as exhibits and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

d)            Exhibits

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement executed in connection with the issuance of the Company’s 8% Secured Convertible Debentures.

4.2	Form of 8% Secured Convertible Debentures.

4.3	Form of Registration Rights Agreement executed in connection with the issuance of the Company’s 8% Secured Convertible Debentures.

4.4	Form of Enable Purchaser Warrants to purchase shares of the Company’s Common Stock issuable in connection with the Company’s 8% Secured Convertible Debentures.

4.5	Form of Forte Purchaser Warrants to purchase shares of the Company’s Common Stock issuable in connection with the Company’s 8% Secured Convertible Debentures.

4.6	Form of Legal Opinion

4.7	Form of Security Agreement executed by the Company in connection with the Company’s issuance of the 8% Secured Convertible Securities.

4.8	Form of Subsidiary Guarantee

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uVuMobile, Inc

Dated: December 20, 2007	By:	/s/ William J. Loughman
William J. Loughman
Chief Executive Officer, President and Chief Financial Officer